EXHIBIT 10.8

                           COMMERCIAL LEASE AGREEMENT

     This Lease Agreement (hereinafter referred to as the "Lease") entered into as of the date set forth below between J. Richard Espinosa, an individual, whose address is 6122 Kuldell Street, Houston, Texas 77074 (hereinafter referred to as "Lessor") and United Wellhead Services, Inc., a Texas corporation, whose address is Suite 950, Mercantile Bank Tower, 615 North Upper Broadway, Corpus Christi, Texas 78401 (hereinafter referred to as "Lessee").

                                  WITNESSETH:

1.  LEASED PREMISES.

     1.1 In consideration of the rents, terms, provisions and covenants of this Lease, Lessor hereby leases, lets and demises to Lessee, and Lessee does hereby lease and take from Lessor the land and all improvements, buildings and fixtures located on the land, together with all appurtenances thereto located at County Road 48, Robstown, Nueces County, Texas (the "Leased Premises").

2.  CONSTRUCTION BY LESSEE.

     2.1 After the execution of this Lease, Lessor shall undertake to promptly commence and complete an addition to the building comprising a part of the Leased Premises in accordance with the plans and specifications set forth on Exhibit A attached hereto and made a part hereof.

     2.2 Any and all improvements, additions, alterations, modifications and fixtures, except furniture, machinery, equipment and other trade fixtures, constructed, placed or maintained on any part of the Leased Premises during the Lease term shall be considered part of the real property of the premises and shall remain on the Leased Premises and become the property of the Lessor upon termination of this Lease.

     2.3 Lessee shall have the right at any time during Lessee's occupancy of the Leased Premises, or within a reasonable time thereafter, to remove any and all furniture, machinery, equipment and other trade fixtures owned or placed by Lessee in, under, or on the Leased Premises, or required by Lessee, whether before or during the Lease term, but prior to the termination of the Lease. Lessee must repair any damage to the building or improvements on the Leased Premises resulting from their removal.

3.  TERM.

     3.1 Subject to and upon the conditions set forth below, the term of this Lease shall commence on June 1, 1994 (the "Commencement Date") and end on the last day of the sixtieth (60th) full calendar month after the Commencement Date (the "Initial Term"), subject to early termination as hereinafter provided in this Lease. Lessor shall not be liable or responsible for any claims, damages or liabilities of any nature whatsoever in connection with or by reason of any delayed occupancy.

4.  RENT AND MAINTENANCE FEE.

     4.1 Beginning on the Commencement Date and for the duration of the first twelve (12) months of the Initial Term of this Lease, Lessee hereby agrees to pay Lessor monthly, in advance, at Lessor's address at 6122 Kuldell Street, Houston, Texas 77074, the sum of Two Thousand Six Hundred Fifty and No/100 Dollars ($2,650.00) per month, due and payable on the first day of each calendar month, without offset or deduction. During the rest of the Initial Term, Lessee agrees to pay Lessor, in the manner set forth above, the following amounts:

        (a) the second twelve month period of the Initial Term, the Lessee shall pay Two Thousand Seven Hundred Eighty-Two and 50/100 ($2,782.50);

        (b) the third twelve month period of the Initial Term Lessee shall pay Two Thousand Nine Hundred Twenty-One and 63/100 ($2,921.63);

        (c) the fourth twelve month period of the Initial Term, the Lessee shall pay Three Thousand Sixty-Seven and 71/100 ($3,067.71); and
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        (d)  the fourth twelve month period of the Initial Term, the Lessee shall pay Three Thousand Two Hundred Twenty-One and 09/100 ($3,221.09).

     4.2 Commencing as of the first month after the addition of the building provided for in Section 2 hereinabove has been completed, or after the Lessor has substantially completed such addition and a certificate of occupancy has been issued, if applicable, an additional amount of rent ("Additional Rent") shall be paid on the first day of each calendar month, without offset or deduction, for the balance of the Initial Term in an amount equal to one-one hundred twentieth (1/120th) of the product of one hundred sixty percent (160%) of the actual out-of-pocket third party costs incurred by Lessor in construction of the addition to the building provided for under Section 2 hereof.

     4.3 All rent due under this Lease shall bear interest from the date due until paid at the lessor of (a) ten percent (10%) per annum or (b) the maximum nonusurious rate of interest permitted by the applicable laws of the State of Texas, and as to which the Lessee could not successfully assert a claim or defense of usury at the applicable time and effect.

5.  USAGE.

     5.1 During the term of this Lease, Lessee shall be permitted to use and occupy the Leased Premises for its wellhead and oilfield equipment sales, remanufacturing and service business. No other activities or use of the facilities is permitted without Lessor's express written consent. Lessee shall occupy the Leased Premises, conduct its business and control its agents, employees, invitees and visitors in such a way as is lawful, reputable and will not create any nuisance on the Leased Premises or use the Leased Premises for any unlawful purpose. Lessee shall not commit, or suffer to be committed, any waste on the Leased Premises.

     5.2 Lessee shall not use or permit the Leased Premises to be used for any purpose which is deemed to be extra hazardous on account of fire.

6.  UTILITY SERVICE.

     6.1 Lessee shall pay for all water, natural gas, electricity, telephone and any other public utility services provided to the Leased Premises including, but not limited to, applicable initial connection charges. In no event shall the Lessor assume any obligation for the payment of same.

     6.2 Lessee shall be responsible for maintaining all utility and sanitary service connections into the Leased Premises, including hot and cold domestic water and related plumbing, electricity, air conditioning and heat, telephone, or otherwise. Lessee shall pay the cost of all utility and sanitary services.

7.  REPAIRS AND MAINTENANCE.

     Lessor shall at its expense maintain only the roof, foundation, and the structural soundness of the exterior walls of the building in good repair, reasonable wear and tear excepted. With such exceptions and unless otherwise expressly provided in this Agreement, Lessor shall not be required to make any replacements or repairs of any kind or character to the Leased Premises during the term of this Lease. Lessee shall, at its own cost and expense, maintain the Leased Premises in good repair and condition (including all necessary replacements).

     Lessee shall keep the Leased Premises free from nuisance. At the termination of this Lease, by lapse of time or otherwise, Lessee, subject to any casualty loss, shall deliver the Leased Premises to Lessor in as good condition as existed at the Commencement Date, ordinary wear and tear excepted. The cost and expense of any repairs necessary to restore the condition of the Leased Premises shall be borne by the Lessee other than those necessitated by fire or other casualty, and if the Lessor undertakes to restore the Leased Premises it shall have a right of reimbursement against Lessee.

8.  LAWS.

     8.1 Lessee will at all times use its best efforts to comply with all laws, ordinances, orders, rules, regulations and requirements of all governmental authorities having jurisdiction of the Leased Premises
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including, but not limited to, environmental and OSHA regulations; and Lessee shall comply promptly with the requirements of the insurance underwriters providing insurance coverage on the Leased Premises.

     8.2 Lessor and Lessee agrees to the following regarding their responsibilities under The Americans With Disabilities Act ("ADA"):

     (a) Lessee warrants and represents to the Lessor that the modifications, alterations, or other improvements made by Lessee to the Leased Premises shall be in full compliance with the ADA.

     (b) Lessor warrants and represents to the Lessee that the modifications, alterations, or other improvements made by Lessor to the Leased Premises shall be in full compliance with the ADA.

     (c) Lessor and Lessee shall secure a survey or audit indicating that the Leased Premises is in compliance with the ADA and agree to make such modifications as are necessary to keep the Leased Premises in compliance with the ADA during any term of this Lease.

     (d) Lessor's approval of the Lessee's plans for any modifications, alterations or improvements to the Leased Premises shall not create any liability whatsoever on the part of Lessor under the ADA.

     (e) Lessee's approval of the Lessor's plans for any modifications, alterations or improvements to the Leased Premises shall not create any liability whatsoever on the part of Lessee under the ADA.

     (f) Lessee will cooperate with Lessor in all efforts to make the Building in which the Leased Premises is a part comply with the ADA.

     (g) Lessee agrees to save, indemnify, defend, reimburse and hold Lessor harmless from and against any and all damages arising in any manner whatsoever out of the Lessee's modification, alteration, improvement, or use of the Leased Premises in violation of any present or future statute, regulations, rules, ordinances, codes, or similar items pertaining to the ADA, or the breach of any warranties or covenants or the inaccuracy of any representation of Lessee contained in this Agreement related to Lessee's compliance with the ADA.

     (h) Lessor agrees to save, indemnify, defend, reimburse and hold Lessee harmless from and against any and all damages arising in any manner whatsoever out of the Lessor's modification, alteration, improvement, or use of the Leased Premises in violation of any present or future statute, regulations, rules, ordinances, codes, or similar items pertaining to the ADA, or the breach of any warranties or covenants or the inaccuracy of any representation of Lessor contained in this Agreement related to Lessor's compliance with the ADA.

     The indemnity obligations of Lessee set forth in this Section 8.2 shall include, but not be limited to, the burden and expense of defending all claims, suits, and administrative proceedings (with counsel reasonably approved by the Lessor), even if such claims, suits or proceedings are groundless, false or fraudulent, and conducting all negotiations of any description, and paying and discharging, when and as the same become due, any and all judgments, penalties, or other sums due against Lessor. Lessee, at its sole expense, may employ additional counsel of its choice to associate with counsel representing Lessor.

     The indemnity obligations of Lessor set forth in this Section 8.2 shall include, but not be limited to, the burden and expense of defending all claims, suits, and administrative proceedings (with counsel reasonably approved by the Lessee), even if such claims, suits, or proceedings are groundless, false or fraudulent, and conducting all negotiations of any description, and paying and discharging, when and as the same become due, any and all judgments, penalties, or other sums due against Lessee. Lessor, at its sole expense, may employ additional counsel of its choice to associate with counsel representing Lessee.

9. CONDEMNATION.

     If, during the Initial Term, or any renewal term of this Lease, all or a substantial part of the Leased Premises are taken for any public or quasi public use under any governmental law, ordinance or regulation, or by right of eminent domain or by purchase in lieu thereof, and the taking would prevent or materially interfere with the use of the Leased Premises for the purpose for which they are then being used, this Lease shall terminate and the rent shall be abated during the unexpired portion of this Lease effective on the date
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physical possession is taken by the condemning authority. Lessee shall have no claim to the condemnation award which shall be for the sole benefit and the property of Lessor.

10. TAXES.

     Lessor shall pay all taxes and fees levied or assessed on or against the Leased Premises or any part thereof and the Lessee shall pay to Lessor as additional rent due on demand the full amount of such property taxes in addition to all other sums due hereunder. Lessee shall pay all taxes, license, and fees levied or assessed on or against the personal property on the Leased Premises. Lessee shall reimburse Lessor on demand for all taxes or governmental charges including municipal, state or federal, which Lessor may be required or deem necessary to pay on account of Lessee. Lessee agrees to furnish Lessor with the information required to enable Lessor to make the necessary reports and to pay the taxes or charges. Lessee agrees to reimburse Lessor for any such payment upon demand by Lessor.

11. CASUALTY INSURANCE.

     Lessee shall, at all times during the term of this Lease, or any renewal thereof, maintain a policy or policies of insurance with the premiums thereon fully paid in advance, issued by and binding upon an insurance company acceptable to both Lessor and Lessee, insuring the premises against loss or damage by fire and other hazards within the coverage of the Texas Standard Form of Fire and Extended Coverage Policy, for the full replacement value thereof, with payments for losses thereunder payable to both Lessor and Lessee, as their interest may appear. Lessee shall have no responsibility or liability to Lessor for the insolvency or inability of the insurance carrier to pay benefits under such insurance policy.

     Lessee shall, at all times during the term of this Lease, maintain a policy or policies of insurance on all personal property placed on the Leased Premises with the premiums thereon fully paid in advance, issued by and binding upon some solvent insurance company, insuring the personal property against loss or damage by fire and other hazards within the coverage of the Texas Standard Form of Fire and Extended Coverage Policy for the full replacement value thereof, with payments for losses thereunder payable to Lessee.

12. LIABILITY INSURANCE.

     Lessee shall maintain, at its expense, a policy or policies of comprehensive general liability insurance with the premiums thereon fully paid in advance, issued by and binding upon some solvent insurance company, licensed to do business in the State of Texas, such insurance to afford minimum protection of not less than One Million and No/100 Dollars ($1,000,000.00) combined, single limit bodily injury and property damage per occurrence. Said policy or policies shall name Lessor as an additional insured and shall contain an agreement by the insurer that such policy or policies shall not be canceled without thirty (30) days prior written notice to Lessor. Lessee shall provide Lessor a copy of the required policy or a certificate evidencing the required coverage prior to the Commencement Date.

13. FIRE AND CASUALTY DAMAGE.

     13.1 If the Leased Premises should be totally destroyed by fire or other casualty, or if the Leased Premises should be so damaged so that the rebuilding cannot reasonably be completed within ninety (90) working days after the date of written notification by Lessee to Lessor of the destruction, this Lease shall terminate and the rent shall be abated for the unexpired portion of the Lease, effective as of the date of the written notification.

     13.2 If the Leased Premises should be partially damaged by fire or other casualty, and rebuilding or repairs can reasonably be completed within ninety
(90) working days from the date of written notification by Lessee to Lessor of the destruction, this Lease shall not terminate, but Lessor may, at its sole risk and expense, proceed with reasonable diligence to rebuild or repair the building or other improvements to substantially the same condition to which they existed prior to the damage. If the leased Premises are to be rebuilt or repaired and are untenantable in whole or in part following the damage, and the damage or destruction was not caused or contributed to by the act or negligence of Lessee, its agents, employees, invitees, or those for whom Lessee is responsible, the rent payable under this Lease during the period for which the Leased Premises are untenantable shall be adjusted to such an extent as may be fair and
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reasonable under the circumstances based upon the amount of the Leased Premises still available for use by Lessee. In the event Lessor fails to complete the necessary repairs within ninety (90) days from the date of written notification by Lessee to Lessor of the destruction Lessee may, at its option, terminate this Lease by delivering written notice of termination to Lessor, whereupon all rights and obligations under this Lease shall cease to exist.

14. HOLD HARMLESS.

     Lessor shall not be liable to Lessee's employees, contractors, agents, invitees, licensees, or visitors, or to any other person entering upon the Leased Premises under express or implied invitation by Lessee, for any injury to person or damage to property on or about the Leased Premises caused by the negligence or misconduct of Lessee, its agents, servants or employees, or caused by the building or other improvements located on the Leased Premises coming out of repair, or caused by leakage of gas, oil, sewer, water, or steam, or by electricity emanating from the Leased Premises. Lessee agrees to save, defend, indemnify and hold Lessor harmless from and against any claim, demand, loss, or cause of action arising in any way or manner out of such damage, loss, or injury.

15. LESSOR'S RIGHT OF ENTRY

     Lessor shall have the right, at all reasonable hours, to enter the Leased Premises for the following reasons: inspections; cleaning or making repairs; making alterations or additions as Lessor may deem necessary or desirable; determining Lessee's use of the Leased Premises or determining if an act of default under this Lease has occurred.

16. ASSIGNMENT OR SUBLEASE.

     Lessor shall have the right to sell, transfer, or assign, in whole or in part, its rights and obligations in the Leased Premises; provided, however, any such sale, transfer or assignment shall be made expressly subject to this Lease and shall not release Lessor from his obligations under this Lease. Lessee shall not assign this Lease or sublet all or any part of the Leased Premises without the prior written consent of Lessor.

17. DEFAULT BY LESSEE.

     17.1 The following shall be deemed to be events of the default by Lessee under this Lease:

     (a) Lessee shall fail to pay when due or within ten (10) days thereof any installment of rent or any other payment required pursuant to this Lease;

     (b) Lessee shall abandon any substantial portion of the Leased Premises for a period of at least thirty (30) days and fail to maintain adequate insurance;

     (c) Lessee shall fail to comply with any term, provision or covenant of this Lease, other than the payment of rent, and the failure is not cured within ten (10) days after written notice to Lessee;

     (d) Lessee shall do, or permit to be done, any act which results in a lien being filed against the Leased Premises or the Building of which the Leased Premises are a part.

     (e) The adjudication of Lessee to be bankrupt; or Lessee shall generally not pay its debts as they become due or shall admit in writing its inability to pay its debts, or shall make a general assignment for the benefit of creditors; or Lessee shall commence any case, proceeding, or other action seeking to have an order for relief entered on Lessee's behalf as debtor or to adjudicate Lessee as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution, or composition of Lessee or Lessee's debts under any law relating to bankruptcy, insolvency, reorganization, or relief of debtors, or seeking appointment of a receiver, trustee, custodian, or other similar official for Lessee or for all or any substantial part of Lessee's property.

18.  REMEDIES FOR LESSEE'S DEFAULT.

     18.1 Upon the occurrence of any event of default set forth in this Lease, Lessor shall have the option to pursue any one or more of the following remedies without any notice or demand:
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     (a)  Terminate this Lease, in which event Lessee shall immediately surrender the Leased Premises to Lessor, and if Lessee fails to surrender the Leased Premises to Lessor, and if Lessee fails to surrender the Leased Premises Lessor may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Leased Premises by picking or changing locks if necessary and lock out, expel, or remove Lessee and any other person who may be occupying all or any part of the Leased Premises without being liable for prosecution of any claim for damages. Lessee agrees to pay on demand the amount of all loss and damage which Lessor may suffer by reason of a termination of the Lease under this Subsection, whether through inability to relet the Leased Premises on satisfactory terms or otherwise.

     (b) Enter upon and take possession of the Leased Premises by picking or changing locks if necessary and lock out, expel or remove Lessee and any other person who may be occupying all or any part of the Leased Premises without being liable for any claim for damages, and relet the Leased Premises on behalf of Lessee and receive directly the rent by reason of the reletting. Lessee agrees to pay Lessor on demand any deficiency that may arise by reason of any reletting of the Leased Premises; further, Lessee agrees to reimburse Lessor for any expenditures made by it for remodeling or repairing in order to relet the Leased Premises.

     (c) Enter upon the Leased Premises by picking or changing locks if necessary, without being liable for prosecution of any claim for damages, and do whatever Lessee is obligated to do under the terms of this Lease. Lessee agrees to reimburse Lessor on demand for any expenses which Lessor may incur and effecting compliance with Lessee's obligation under this Lease; further, Lessee agrees that Lessor shall not be liable for any damages resulting to Lessee from effecting compliance with Lessee's obligations under this Subsection and CAUSED BY THE NEGLIGENCE OF LESSOR OR OTHERWISE.

19.  ATTORNEY'S FEES.

     If any legal action is brought by either of the parties hereto, it is expressly agreed that the prevailing party in such legal action shall be entitled to recover from the other party reasonable attorney's fees in addition to any other relief that may be awarded.

20.  WAIVER.

     No acceptance by Lessor of monthly rent or monies owed to Lessor under this Lease or delay in enforcing any covenant or obligation of any of the Lessee under the terms of this Lease shall be construed as a waiver of any default in the performance of any covenant or obligation to be observed, performed, or discharged by Lessee. Lessor's failure to enforce the default and remedy provisions hereof if an event of default occurs shall not act as a waiver of Lessor's right to enforce the default and remedy provisions hereof in the event of a subsequent breach hereunder.

21.  MORTGAGES.

     This Lease is and shall always be subordinate to any mortgages or deeds of trust which are now or shall at any time be placed upon the Leased Premises or any part thereof, and the Lessee agrees to execute and deliver any instrument, without cost, which may be deemed necessary to further effect the subordination of this Lease to any such mortgage or mortgages.

22.  LIENS.

     In the event that any mechanic's, materialmen's, or other lien shall at any time be filed against the Leased Premises purporting to be for work, labor, services or materials performed for or furnished to Lessee or anyone holding the Leased Premises through or under Lessee, or arising out of any alleged act or omission of Lessee, Lessee shall forthwith cause the same to be properly bonded or released. If Lessee shall fail to cause such lien to be bonded or released within 15 days after being notified of the filing thereof, then, in addition to any other right or remedy of Lessor, Lessor may, but shall not be obligated to, discharge the same by posting a bond or paying the amount claimed to be due, and the amount so paid by Lessor, and all costs and expenses incurred by Lessor in procuring the discharge of such lien, including reasonable
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attorney's fees, shall be due and payable by Lessee to Lessor as additional rent on the first day of the next succeeding month. Notice is hereby given that Lessor shall not be liable for any labor or materials furnished to Lessee upon credit, and that no mechanic's, materialmen's or other liens for any such labor or materials shall attach to or affect the estate or interest of Lessor in and to the Land.

23.  ACTS OF GOD.

     No party hereto shall be required to perform any covenant or obligation in this Lease, or be liable in damages to the other, so long as the performance or non-performance of the covenant or obligation is delayed, caused by or prevented by an act of God or force majeure.

24.  CONSENT OF LESSOR.

     Whenever the consent of the Lessor is required herein, such consent must be given in writing and shall not be unreasonably withheld.

25.  ENTIRE AGREEMENT.

     This Lease, any attached exhibits referred to herein, and any attached addenda signed by both of the parties hereto constitutes the entire agreement between the parties hereto, and no representations, warranties, express or implied, inducements, promises or agreements, oral or otherwise, between the parties not embodied herein shall be of any force or effect.

26.  SUCCESSORS AND LESSOR'S RIGHT TO TRANSFER.

     This Lease shall be binding and inure to the benefit of Lessor and Lessee and their respective heirs, legal representatives, successors and assigns, provided that Lessee may not assign this Lease without Lessor's prior written consent, but Lessee shall have the right to assign this Lease (without Lessee's being released herefrom) to any subsidiary or affiliate of Lessee without such consent. It is hereby covenanted and agreed that Lessor shall always have the right to transfer any part or all of its interest in the Leased Premises to any third party whomsoever; provided however, in the event of such a transfer for any reason during the term of this Lease, and notwithstanding the happening of such event, this Lease nevertheless shall remain unimpaired and in full force and effect and Lessee hereunder agrees to attorn to the then owner of the Leased Premises.

27.  NOTICES.

     All rent and other payments required to be made by Lessee shall be payable to Lessor at the address set forth below. Any notice or document required or permitted to be delivered by this Lease shall be deemed to be delivered (whether or not actually received) when deposited in the United States mail, postage prepaid, certified mail, return receipt requested, addressed to the parties at the respective addresses set out below, or other such address as one party may provide to the other party by certified mail, return receipt requested.

                            If to Lessor:

                            6122 Kuldell Street
                            Houston, Texas 77074
                            Attention: J. Richard Espinosa

                            If to Lessee:

                            Suite 950, Mercantile Bank Tower
                            615 North Upper Broadway
                            Corpus Christi, Texas 78401
                            Attention: Wallace C. Sparkman

28.  BINDING EFFECT.

     This Lease shall be binding upon and inure to the benefit of the heirs, successors or assigns of Lessor and Lessee, subject to the limitation on subleasing and assignment herein contained.
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29.  SEVERABILITY.

     To the extent that any provision of this Lease or its application to any person or circumstance is invalid, void, or illegal under any applicable law, then any such provision shall be inapplicable, but such inapplicability shall in no way affect, impair or invalidate the remainder of this Lease or the application of such provision to other persons or circumstances.

30. HEADINGS.

     The various headings in each section of this Lease are provided for convenience only and shall not be considered a part hereof; and the groupings of provisions of this Lease into separate sections is likewise for convenience only.

31. GENERAL.

     Time is of the essence of this Lease. All rights and remedies of Lessor and Lessee under this Lease shall be cumulative and none shall exclude any other rights or remedies allowed by law. This Lease shall be declared to be a Texas Lease and any and all of the terms hereof shall be construed according to the laws of the State of Texas. Said Lease shall be performable only in Nueces County, Texas, and venue for any action shall lie exclusively in Nueces County, Texas. Lessee warrants that this Lease has been duly authorized and executed on behalf of Lessee, and that the same is valid and binding upon Lessee.

32.  OPTION TO BUY.

     32.1 The Lessor hereby grants to the Lessee the right and option to purchase the Leased Premises, the building and all other improvements thereon at the expiration of the third year of the term of this Lease for a sum equal to the aggregate of the following: (a) Two Hundred Seventy-Four Thousand ($274,000.00) Dollars; and (b) a sum equal to the amortized principal balance of the cost of constructing the addition to building provided for under Section 2 hereof upon the exercise of such option, with simple interest imputed over a ten year (10) period at the rate of eight and one-half percent (8 1/2%) per annum, after deducting monthly the amount of each add-on rental payment made by the Lessee to the Lessor pursuant to Section 4 hereof.

     32.2 The Lessor also hereby grants to the Lessee the right and option to purchase the Leased Premises, the building and all other improvements thereon at the expiration of the fifth year of the term of this Lease for the sum of Three Hundred Thousand and No/100 ($300,000.00) Dollars.

     32.3 The Lessee may exercise either of the options herein granted to it by the Lessor at any time within ten (10) days following the expiration of the Lease year indicated by giving written notice of such election to the Lessor. The rent provided for in this Lease shall terminate effective as of the date of the exercise of any such option by the Lessee provided that the closing of the purchase and shall be effected within sixty (60) days from the date of the exercise of such option by the Lessee.

33.  QUIET ENJOYMENT.

     The Lessor agrees that if the Lessee shall pay the rent as aforesaid and perform the covenants and agreements herein contained on its part to be paid and performed, the Lessee shall peaceably hold and enjoy the said Leased Premises without hindrance or interruption by the Lessor or by any other person or persons.

34.  CURING DEFAULTS.

     If either party is required to perform or comply with any agreement or provision hereof and shall fail to do so within the time provided therefor (or if no time is provided therefor then within thirty (30) days after written demand for compliance shall have been received by any party hereto from the other unless such default shall be of such nature that same cannot be completely cured within such thirty (30) day period but the curing hereof has been commenced within the said thirty (30) day period and shall thereafter be continued with reasonable diligence) then, in each such case, upon the expiration of the time provided in this Section for the performance or compliance therewith or for the curing of same, the party demanding compliance therewith or for the curing of same, the party failing to do so immediately upon receipt of an itemized invoice of the cost and expense thereof, agrees to promptly pay the reasonable cost and expense
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incurred by the other party hereto, with interest at the rate of eight percent
(8%) per annum to the date payment is received. Should the Lessee be the party failing to make such payment, the cost and expense thereof shall be charged to the Lessee as additional rent, which shall be paid by the Lessee on the next rent payment date following the date of receipt by Lessee of such invoice, and in the event such additional rent shall not be paid when due, it may be collected in the same manner as is herein provided for the collection of rent. In any such case if Lessor is in default hereunder, Lessee, without impairing or affecting any other rights it may have for damages or otherwise, shall have the right to cancel and terminate this Lease by giving written notice of Lessee's election to do so, upon giving such notice the life of this Lease shall cease and come to an end as of the date of receipt of the notice or Lessee's vacating the premises, whichever occurs last, with the same force and effect as if the date set forth were the date originally fixed for the termination of the term of any extended term thereof. In computing the time within which either party is required to comply with any covenant, agreement or provision of this Lease, there shall be excluded therefrom periods of reasonable delay on account of war, "labor troubles", "Acts of God" and other unavoidable delays.

35.  OPTION FOR RENEWAL.

     The Lessee shall have the right to extend the term of this Lease for a period of one (1) year, beginning on June 1, 1995 and ending on May 31, 2000 upon said terms, covenants and conditions except that the rent for said additional one (1) year period shall be payable in twelve (12) equal monthly installments of one hundred fifteen percent (115%) of the immediate prior year's monthly payment consisting of both base rent and add-on rent. The Lessee will be deemed to have elected such right to extend unless it has notified the Lessor, in writing, to the contrary, by U.S. registered mail, postage prepaid, addressed to the Lessor at 6122 Kuldell Street, Houston, Texas 77074, on or before sixty
(60) days prior to the end of the initial sixty (60) month rental period.

     IN TESTIMONY WHEREOF the parties hereto have executed this Lease in multiple counterparts, each of which shall constitute an original but collectively shall constitute only one (1) document.

     EXECUTED this 6th day of June, 1994.

                                          LESSOR:

                                          /s/ J. RICHARD ESPINOSA
                                          J. Richard Espinosa

                                          LESSEE:

                                          UNITED WELLHEAD SERVICES, INC.

                                          By: /s/ AL DUEITT
                                          Title: President
                                       9
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                                 EXHIBIT "A"

     The Lessor will promptly commence and complete an addition to the existing building as follows:

        (1) A metal building consisting of 4,000 square feet of warehouse space, with a concrete slab, metal roof and metal walls. The structure will be complete with all reasonable wiring and plumbing connections. (If electrical power is requested from the local utilities companies, the additional costs, if any, will be paid for by the Lessee). The new building will be adjacent to and connected to the existing building.

        (2) Additional office space of approximately 550 square feet consisting of three offices and a bathroom. The new buildout will be located directly above the offices located in the existing building.
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
                   ADDENDUM TO THE COMMERCIAL LEASE AGREEMENT
                                 BY AND BETWEEN
             J. RICHARD ESPINOSA AND UNITED WELLHEAD SERVICES, INC.
                               DATED JUNE 6, 1994

     The language set forth hereinafter below shall replace Section 32 OPTION TO BUY of the above-referenced Commercial Lease Agreement. The remaining terms of the Commercial Lease Agreement shall remain as set forth therein, except to the extent necessary to carry out the intent of this Addendum.

32. OPTION TO BUY.

     32.1 The Lessor hereby grants to the Lessee the right and option to purchase the Leased Premises, the building and all other improvements thereon at the expiration of the third year of the term of this Lease, and continuing through the remainder of the term, for a sum equal to the sum of the following:

          a) Two Hundred Seventy-Four and No/100 ($274,000.00) Dollars payable upon the exercise of said option; and

          b) a sum equal to the amortized principal of the cost of constructing the addition to the building as of the date of the option as set forth on the attached Exhibit A amortization schedule which computes the aggregate cost of the construction, with simple interest imputed over a ten (10) year period at a rate of eight and one-half percent (8 1/2%) per annum. By way of example, if Lessee exercises the option on June 1, 1998, the purchase price shall be $375,300.81, that being $274,000.00 plus $101,300.81.

     32.2 The Lessee may exercise the option granted herein to it by the Lessor by giving written notice of such election to Lessor. The rent provided for in this Lease shall terminate effective as of the date of the exercise of the option by the Lessee provided that the closing of the purchase shall be effective within sixty (60) days from the date of the receipt of notice of intent to exercise the option by the Lessee to the Lessor.

                                          By: /s/ J. RICHARD ESPINOSA
                                          J. Richard Espinosa
                                          Date: 6/15/95

                                          UNITED WELLHEAD SERVICES, INC.

                                          By: /s/ AL DUIETT
                                          Title: President
                                          Date: 7/30/96
                                       11